 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-252470
PROSPECTUS SUPPLEMENT
(to prospectus dated February 4, 2021)
Up to $50,000,000
Common Stock
We have entered into an equity sales agreement with William Blair & Company, L.L.C., or William Blair, relating to shares of our common stock, $0.001 par value per share, offered by this prospectus supplement. In accordance with the terms of the sales agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $50,000,000 from time to time through William Blair acting as our sales agent.
Our common stock is listed on The Nasdaq Capital Market under the symbol “AXDX.” On May 27, 2021, the closing price of our common stock on The Nasdaq Capital Market was $7.20 per share.
Sales of our common stock, if any, under this prospectus supplement will be made in sales deemed to be “at the market offerings” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act. William Blair is not required to sell any specific amount of common stock, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between William Blair and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
The compensation to William Blair for sales of common stock sold pursuant to the sales agreement will be an amount equal to 3.0% of the gross proceeds of any shares of common stock sold under the sales agreement. In connection with the sale of the common stock on our behalf, William Blair will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of William Blair will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to William Blair with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended. See “Plan of Distribution” on page S-14 of this prospectus supplement.
Investing in our common stock involves a high degree of risk. Please read carefully the section entitled “Risk Factors” beginning on page S-7 of this prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
William Blair
The date of this prospectus supplement is May 28, 2021.

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About this Prospectus Supplement
This document contains two parts. The first part is this prospectus supplement, which describes the terms of this offering of common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. If the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.
You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus provided or approved by us. Neither we nor William Blair have authorized any person to provide you with other or additional information. We and William Blair take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted.
You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any related free writing prospectus and the documents incorporated by reference are accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates, and neither the delivery of this prospectus supplement and the accompanying prospectus nor any sale hereunder shall, under any circumstances, create any implication to the contrary.
Before you invest in our common stock, you should carefully read the registration statement described in the accompanying prospectus (including the exhibits thereto) of which this prospectus supplement and the accompanying prospectus form a part, this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. See the sections entitled “Where You Can Find More Information” and “Important Information Incorporated by Reference” in this prospectus supplement.

Prospectus Supplement Summary
This summary highlights certain information contained in greater detail elsewhere in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein or therein. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our securities. You should carefully read this prospectus supplement, the accompanying prospectus, any related free writing prospectus that we have authorized for use in connection with this offering and the documents incorporated by reference, including the information referred to under the heading “Risk Factors” in this prospectus supplement and under the heading “Risk Factors” contained in the accompanying prospectus or in the documents incorporated by reference. Unless the context requires otherwise, all references in this prospectus supplement to “the Company,” “Accelerate,” “we,” “us,” “our” or similar references mean Accelerate Diagnostics, Inc. together with its consolidated subsidiaries.
Our Company
Accelerate Diagnostics, Inc. is an in vitro diagnostics company dedicated to providing solutions that improve patient outcomes and lower healthcare costs through the rapid diagnosis of serious infections. Microbiology laboratories need new tools to address what the U.S. Centers for Disease Control and Prevention (the “CDC”) calls one of the most serious healthcare threats of our time, antibiotic resistance. A significant contributing factor to the rise of resistance is the overuse and misuse of antibiotics, which is exacerbated by a lack of timely diagnostic results. The delay of identification and antibiotic susceptibility results is often due to the reliance by microbiology laboratories on traditional culture-based tests that often take two to three days to complete. Our technology platform is intended to address these challenges by delivering significantly faster testing of infectious pathogens in various patient sample types.
Our first system to address these challenges is the Accelerate Pheno®system. The Accelerate PhenoTest® BC Kit, which is the first test kit for the system, is indicated as an aid, in conjunction with other clinical and laboratory findings, in the diagnosis of bacteremia and fungemia, both life-threatening conditions with high morbidity and mortality risk. The device provides identification (“ID”) results followed by antibiotic susceptibility testing (“AST”) for certain pathogenic bacteria commonly associated with or causing bacteremia. This test kit utilizes genotypic technology to identify infectious pathogens and phenotypic technology to conduct AST, which determines whether live bacterial cells are resistant or susceptible to a particular antimicrobial. This information can be used by physicians to rapidly modify antibiotic therapy to lessen adverse events, improve clinical outcomes, and help preserve the useful life of antibiotics.
On June 30, 2015, we declared our conformity to the European In Vitro Diagnostic Directive 98/79/EC and applied a CE Mark to the Accelerate Pheno system and the Accelerate PhenoTest BC Kit for in vitro diagnostic use. On February 23, 2017, the U.S. Food and Drug Administration (“FDA”) granted our de novo classification request to market our Accelerate Pheno system and Accelerate PhenoTest BC Kit.
In 2017, we began selling the Accelerate Pheno system in hospitals in the United States, Europe, and the Middle East. Consistent with our “razor” / “razor-blade” business model, revenues to date have principally been generated from the sale or leasing of the instruments and the sale of single use consumable test kits.
In 2019 and 2020, based upon our initial experience selling and implementing the Accelerate Pheno system, we implemented initiatives to improve and refine our commercial execution and to re-engineer our product implementation processes. Improving our commercial and implementation capabilities remains an emphasis going forward, along with geographic expansion and product innovation.
Clinical Need
Antibiotic resistance is a major contributing factor to the significant impact sepsis is posing to healthcare, costing the U.S. an estimated $62 billion per year in healthcare and productivity costs. Notably these costs are estimated to have doubled between 2016 and 2019. Increasing infection rates and misuse of antibiotics results in serious treatment complications. Recent studies have shown that the number of hospital-acquired infections in the United States ranges from 214,700 to 1.4 million per year, contributing to an estimated 75,000 deaths per year. According to the CDC, at least 2.8 million people get an antibiotic-resistant infection each year in the United States. Moreover, inappropriate antibiotic use is widespread. Of the approximately 35 million patients admitted to U.S. hospitals each year, 56% are put on empiric antibiotic therapy, of which more than half are on inappropriate or unnecessary antibiotics.
AST testing is used to determine which antibiotics will be effective and which will be ineffective for treating a particular patient’s infections. Accordingly, AST is ideally designed to address this challenge but previous post culture methods for obtaining AST results took 2-3 days to deliver. Studies have shown that even a modest decrease in the time it takes to deliver an AST result correlates to reduced length and cost of hospital stay per patient. One such study showed that a five hour reduction in the time to receive an AST result delivered a two-day reduction in length of stay and a reduction in patient treatment costs of $1,750 per patient. Based on our analysis, we estimate that the Accelerate Pheno system is capable of delivering clinically-actionable results in approximately 19 hours from the time a blood sample is received by the laboratory, while current solutions often require 2-3 days to deliver these results. Studies have established that results from the Accelerate Pheno system are available, on average, 29 hours earlier with respect to ID and 54 hours earlier with respect to AST, than traditional methods.
Rapid antibiotic susceptibility testing is particularly important in improving sepsis patient outcomes. Sepsis is responsible for approximately 270,000 deaths in the United States annually, which is one in three U.S. hospital patient deaths. Optimizing antibiotics within the first 24 hours of hospitalization is critical. It is estimated that 80% of sepsis deaths could be prevented with rapid diagnosis and treatment. By providing clinically-actionable results in hours instead of days, we believe that the Accelerate Pheno system can play a significant role in allowing physicians to provide timely, effective therapy to sepsis patients.
Market Opportunity
Across North America, Europe and Asia Pacific geographies, we estimate there are well over 100 million ID and AST tests completed annually across various sample types. We estimate that of these tests, our current test kit, the Accelerate PhenoTest BC Kit, has the potential to address the over four million blood culture samples tested each year in North America and Europe, if authorized by the FDA for expanded indications to cover all such ID and AST testing.
In addition, there is a substantial existing installed base of legacy automated AST systems. Principally, these systems are the bioMerieux Vitek 2®, Danaher Microscan®Systems, and Becton Dickensen Phoenix. These competitors’ AST products are developed to require purified bacterial strains or “isolates” for analysis, which require at least overnight culturing of a sample to produce enough organisms to test. This installed base represents an attractive opportunity to both potentially complement and potentially replace existing laboratory workflows with the Accelerate Pheno system.
Certain government initiatives are complementary to the Accelerate Pheno system. For example, effective October 1, 2008, hospitals no longer receive additional payment for cases in which a hospital-acquired condition, as determined by the Centers for Medicare and Medicaid Services, the federal agency responsible for administering the Medicare program (“CMS”), occurred but was not present on admission, thereby incentivizing providers to enhance infection-management protocols. Similarly, effective October 1, 2012, CMS implemented the Hospital Readmissions Reduction Program, which reduces payments to hospitals for excess readmissions. Similarly, on March 27, 2015, the White House released the National Action Plan for Combating Antibiotic-Resistant Bacteria, which directly and indirectly promotes rapid susceptibility testing. The plan identified several milestones to accomplish this goal, such as calling on the National Institutes of Health to fund new projects and provide prizes aimed at the development of rapid diagnostic tests that characterize antibiotic susceptibility and improve antibiotic stewardship; mandating implementation of antibiotic stewardship programs by all hospitals participating in Medicare and Medicaid; and calling on the FDA and CMS to evaluate new regulatory pathways to promote development and adoption of innovative infectious disease diagnostics. In October 2020, the Federal Task Force on Combating Antibiotic-Resistant Bacteria released a new National Action Plan for 2020-2025, which establishes new objectives and targets.

Sales, Marketing, and Distribution
The target customers for our products are hospital microbiology laboratories that perform identification and antibiotic susceptibility testing. In general, we utilize our own direct sales force to market the Accelerate Pheno system to our targeted customers. However, in select geographies, we use third-party distributors to market, sell and support the product.
The business, while not seasonal, is influenced by the timing of hospital budget and tender approval cycles which vary by geography. Due to the relatively long sales cycles, order back-logs are not typical, and we manage our inventory based on an estimation of demand forecasts.
Research and Development
We plan to continue making significant investments in the research and development of new applications for existing technologies and in the research and development of new complementary technologies.
Since the completion and launch of the Accelerate Pheno system and Accelerate PhenoTest BC Kit, we have focused on product improvements and the development of additional test kits to address opportunities in additional sample types including, but not limited to, our next kit for bacterial pneumonia samples. Similar to the Accelerate PhenoTest BC Kit, our objective is to develop and seek premarket clearance for test kits that, if cleared by the FDA for their intended use, will work seamlessly with the Accelerate Pheno system and deliver substantial benefits to microbiology laboratories and to physicians in the treatment of serious infections. In 2020, due to pandemic-related factors, we placed our bacterial pneumonia test kit program on hold in preference to the development of other test kits and a next generation platform.
We anticipate seeking separate regulatory authorization from the FDA for each additional test kit that we develop. If and when we determine that we will seek authorization for those new devices or expanded uses for our currently-cleared Accelerate PhenoTest BC Kit, we would likely seek, as part of our premarket submission, authorization for the identification of the most prevalent infectious pathogens found in each specimen type and the most commonly prescribed antimicrobial agents for treatment.
Our research activity also includes the evaluation and development of (i) technologies which reduce the cost and increase the throughput of AST, (ii) improved identification technologies, and (iii) other platform technologies potentially useful in addressing other parts of the infectious disease laboratory testing workflow. These development programs may also require premarket authorization from the FDA prior to commercialization.
Competition
The leading companies with automated microbiological testing products include Becton, Dickinson and Company, bioMerieux, Danaher Corporation and Thermo Fisher Scientific’s subsidiary, TREK Diagnostics Systems, Inc. These companies provide products for the broad-based culturing and analysis of a wide variety of bacteria. These competitors’ AST products require purified bacterial strains or “isolates” for analysis, which require at least overnight culturing of a sample to produce enough organisms to test. We believe these standard culturing methods, including enrichment growth and colony isolation, cannot achieve the speed that the Accelerate Pheno system provides. These companies and other competitors, such as T2 Biosystems have automated bacterial identification products which provide a component of the clinical diagnostics solution but lack rapid AST functionality.
Potential competitors for rapid AST have recently made announcements at various trade shows, including, but not limited to: Quantamatrix, Q-Linea, Specific Technologies, and Lifescale. While we do not have visibility into all of these companies’ respective stages of development, none have yet obtained FDA marketing authorization or commercialized their products in the United States. In addition to existing and emerging companies, there are manual methods which could be validated by individual hospitals to deliver rapid identification and susceptibility results.

Corporate Information
Accelerate Diagnostics, Inc. is a corporation organized under the laws of the State of Delaware. Since 2004, we have focused on developing and commercializing innovative instrumentation for the rapid identification and antibiotic susceptibility testing of infectious pathogens. The Company currently conducts no other significant business activities. Our website address is www.acceleratediagnostics.com. None of the information contained on, or that may be accessed through, our website is a prospectus or constitutes part of, or is otherwise incorporated into, this prospectus supplement.
Our common stock is listed on The Nasdaq Capital Market under the symbol “AXDX.” Our principal executive offices are located at 3950 South Country Club Road, Suite 470, Tucson, Arizona 85714, and our telephone number is (520) 365-3100.

The Offering
Common stock offered by us
Shares of our common stock having an aggregate offering price of up to $50,000,000
Manner of offering
“At the market offering” that may be made from time to time through our sales agent, William Blair. See “Plan of Distribution” on page S-14 of this prospectus supplement.
Use of proceeds
We intend to use the net proceeds of this offering for general corporate purposes and to fund our commercialization efforts. We may also use a portion of the net proceeds from this offering to acquire or invest in complementary businesses, technologies, product candidates or other intellectual property, although we have no present commitments or agreements to do so. Accordingly, we will retain broad discretion over the use of these proceeds. See “Use of Proceeds” on page S-10 of this prospectus supplement.
Risk factors
Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-7 of this prospectus supplement for a discussion of material risks you should consider before investing in our common stock.
Nasdaq Capital Market symbol
AXDX

Risk Factors
Investing in our securities involves a high degree of risk. Before making an investment decision, please carefully consider these risks, including the risk factor described below and those risks described in the “Risk Factors” section of our most recent Annual Report on Form 10-K, which is incorporated by reference into this prospectus supplement, together with all other information in this prospectus supplement, the accompanying prospectus and the other documents incorporated by reference and in any free writing prospectus that we have authorized for use in connection with this offering. The occurrence of any of those risks could materially and adversely affect our business, prospects, financial condition, results of operations or cash flow. Other risks and uncertainties that we do not now consider to be material or of which we are not now aware may become important factors that affect us in the future. Any of these risks could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section entitled “Forward-Looking Statements” in this prospectus supplement.
Risks Related to this Offering
We will have broad discretion as to the use of the proceeds that we will receive from this offering and may not use the proceeds effectively.
We intend to use the net proceeds of this offering for general corporate purposes and to fund our commercialization efforts. We may also use a portion of the net proceeds from this offering to acquire or invest in complementary businesses, technologies, product candidates or other intellectual property, although we have no present commitments or agreements to do so. Accordingly, we will retain broad discretion over the use of these proceeds, and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, our management could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business, impair or delay our ability to commercialize the Accelerate Pheno system and Accelerate PhenoTest BC Kit and cause the price of our common stock to decline.
If you purchase our common stock in the offering, you will experience immediate dilution in your investment and you will experience further dilution if we issue additional equity or convertible debt securities in future offerings.
Since the public offering price per share of our common stock is substantially higher than the net tangible book value per share of our common stock, you will suffer immediate and substantial dilution in the net tangible book value of the common stock you purchase in the offering.
We have a significant number of stock options outstanding. To the extent that outstanding stock options have been or may be exercised, investors purchasing our common stock in the offering may experience further dilution.
We may also choose to raise additional capital from time to time, even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional funds through the sale of equity or convertible debt securities, the issuance of such securities will result in dilution to our stockholders. Investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in the offering.
Our stock price has been volatile and may continue to be volatile and traded on low volumes.
The trading price of our common stock has been, and is likely to continue to be, highly volatile. Factors that may contribute to volatility in the price of our common stock include, but are not limited to: (i) low trading volume currently prevailing in the market for our shares; (ii) concentration of our stock with one individual large shareholder who could decide to materially reduce his position; and (iii) the substantial current short interest in our stock. The market value of your investment in our common stock may rise or fall sharply at any time because of this volatility and also because of significant short positions that may be taken by investors from time to time in our common stock. During the year ended December 31, 2020, the sale price for our common stock ranged from $4.62 to $18.74 per share, and during the year ended December 31, 2019, the sale price for our common stock ranged from $11.76 to $23.92 per share. The market prices for securities of medical technology companies like us historically have been highly volatile, and the market has experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies.
The short interest in our common stock is high, which may lead to further volatility in our stock price.
As of March 31, 2021, the number of shares of our common stock shorted was high as compared to the number of shares in the public float. A significant concentration of short interest can be a contributing factor resulting in high volatility in our stock price and volume fluctuations.
The ownership of our common stock is highly concentrated.
As of March 31, 2021, our directors and executive officers, together with members of their immediate families, as a group, beneficially own, in the aggregate, approximately 45% of our outstanding capital stock, including 29% beneficially owned, directly or indirectly, by our director, Jack Schuler. As a result, these stockholders will be able to affect the outcome of, or exert significant influence over, all matters requiring stockholder approval, including the election and removal of directors and any change in control. In particular, this concentration of ownership of our common stock could have the effect of delaying or preventing a change in control of us or otherwise discouraging or preventing a potential acquirer from attempting to obtain control of us. This, in turn, could have a negative effect on the market price of our common stock. It could also prevent our stockholders from realizing a premium over the market prices for their shares of common stock. Moreover, the interests of this concentration of ownership may not always coincide with our interests or the interests of other stockholders. The concentration of ownership also contributes to the low trading volume and volatility of our common stock. Certain of our major shareholders hold their shares in certificate form, further limiting trading volume.
Future sales of shares of our common stock may depress the price of our shares and be dilutive to our existing stockholders.
We cannot predict whether future issuances of shares of our common stock or the availability of shares for resale in the open market will decrease the market price per share of our common stock. Any sales by us or by our existing stockholders of a substantial number of shares of our common stock in the public market, or the perception that such sales might occur, may cause the market price of our shares to decline. The exercise of any options or warrants, the issuance of our common stock in connection with acquisitions and other issuances of our common stock could have an adverse effect on the market price of the shares of our common stock.
To the extent that we raise additional funds through the sale of equity or convertible debt securities, the issuance of such securities will result in dilution to our stockholders. Investors purchasing shares or other securities in the future could have rights superior to existing stockholders. In addition, we have a significant number of options outstanding. If the holders of these options exercise such securities, you may incur further dilution.

Forward-Looking Statements
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we intend that such forward-looking statements be subject to the safe harbors created thereby.
These forward-looking statements, which can be identified by the use of words such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “plan” or “continue,” or variations thereon or comparable terminology, include, without limitation, our future development plans and growth strategy, including plans and objectives relating to our products and future economic performance, projections as to when certain key business milestones may be achieved, the potential of our products or technology, the growth of the market, our estimates as to the size of our market opportunity and potential pricing, our competitive position and estimates of time reduction to results, the anticipated impacts from the COVID-19 pandemic on the Company, including to our business, results of operations, cash flows and financial position, as well as our future responses to the COVID-19 pandemic, and the intended use of the net proceeds from this offering. In addition, all statements other than statements of historical fact that address activities, events, or developments we expect, believe, or anticipate will or may occur in the future, and other such matters, are forward-looking statements.
The forward-looking statements included herein are based on current expectations that involve a number of risks and uncertainties, including the duration and severity of the COVID-19 pandemic, the efficacy of vaccines (particularly with respect to emerging strains of the virus), the ultimate effect of the COVID-19 pandemic on our business, results of operations, cash flows and financial position, as well as our ability (or inability) to execute on our plans to respond to the COVID-19 pandemic. We discuss many of these risks and uncertainties in greater detail under the section captioned “Risk Factors” in this prospectus supplement and in our other filings with the U.S. Securities and Exchange Commission (the “SEC”) incorporated by reference into this prospectus supplement. These forward-looking statements are based on certain assumptions, including that we will: retain key management personnel; be successful in the commercialization of the Accelerate Pheno system and Accelerate PhenoTest BC Kit; obtain sufficient capital to market our products; protect our intellectual property; respond effectively to technological change; and accurately anticipate market demand for our products. These forward-looking statements also assume that there will be no material adverse change in our operations, business and general market and industry conditions. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control.
Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance that the results contemplated in forward-looking statements will be realized. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Any investor in the Company should consider all risks and uncertainties disclosed in our SEC filings described below in this prospectus supplement under the heading “Where You Can Find More Information” and “Important Information Incorporated by Reference,” all of which are accessible on the SEC’s website at www.sec.gov.

Use of Proceeds
We may issue and sell shares of our common stock having aggregate sales proceeds of up to $50,000,000 from time to time. Because there is no minimum offering amount required as a condition to this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares of common stock under or fully utilize our sales agreement with William Blair as a source of financing.
We intend to use the net proceeds of this offering for general corporate purposes and to fund our commercialization efforts. We may also use a portion of the net proceeds from this offering to acquire or invest in complementary businesses, technologies, product candidates or other intellectual property, although we have no present commitments or agreements to do so. Accordingly, we will retain broad discretion over the use of these proceeds. Pending application of the net proceeds as described above, we intend to invest the proceeds in investment-grade, interest-bearing securities.

Dividend Policy
We have never paid or declared any dividend on our common stock, and we do not anticipate paying cash dividends on any common stock in the foreseeable future. We intend to retain all of our future earnings, if any, to finance the growth and development of our business.

Description of Our Capital Stock
The following information describes our common stock and preferred stock, as well as provisions of our certificate of incorporation and bylaws. This description is only a summary. You should also refer to our certificate of incorporation and bylaws, both as filed with the SEC in the documents incorporated by reference into this prospectus supplement.
General
Our authorized capital stock consists of 105,000,000 shares with a par value of $0.001 per share, of which 100,000,000 shares are designated as common stock and 5,000,000 shares are designated as preferred stock. As of May 3, 2021, there were 61,044,021 shares of our common stock issued and outstanding. No shares of preferred stock were issued or outstanding as of May 3, 2021.
The following is a summary of the material provisions of our common stock and preferred stock provided for in our certificate of incorporation and bylaws. For more detailed information about our capital stock, please see our certificate of incorporation and bylaws.
Common Stock
The holders of our common stock are entitled to one vote per share on all matters to be voted on by the stockholders. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefor. If we liquidate, dissolve or wind up, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive, conversion or subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable.
Our common stock is listed on The Nasdaq Capital Market under the symbol “AXDX.” The transfer agent for our common stock is Broadridge Corporate Issuer Solutions, Inc. Its address is 1717 Arch Street, Suite 1300, Philadelphia, Pennsylvania 19103, and its telephone number is (800) 733-1121.
Preferred Stock
Under the terms of our certificate of incorporation, our board of directors has the authority, without further action by the stockholders, to issue from time to time the preferred stock in one or more series, to fix the number of shares constituting such series and the designation of such series, the voting powers, if any, of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series.
The issuance of preferred stock will affect, and may adversely affect, the rights of holders of common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of common stock until our board of directors determines the specific rights attached to that preferred stock. The effects of issuing preferred stock could include one or more of the following:
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restricting dividends on the common stock;

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diluting the voting power of the common stock;

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impairing the liquidation rights of the common stock; or

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delaying or preventing changes in control or management of our company.

We have no present plans to issue any shares of preferred stock nor are any shares of our preferred stock presently outstanding. Preferred stock will be fully paid and nonassessable upon issuance.
Anti-Takeover Effects of Delaware Law and Certificate of Incorporation and Bylaws
The Company is subject to the Delaware anti-takeover laws regulating corporate takeovers, including Section 203 of the Delaware General Corporation Law (“DGCL”). In general, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in any business combinations with any interested stockholder for a period of three years following the time that such person became an interested stockholder, unless (1) the business combination or the transaction which resulted in the stockholder becoming an interested stockholder is approved by the Board of Directors prior to the time the interested stockholder obtained such status; (2) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding shares owned by directors who are also officers of the corporation and shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (3) at or subsequent to such time the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.
A “business combination” is defined to include mergers, asset sales, and other transactions resulting in financial benefit to an “interested stockholder.” In general, an “interested stockholder” is a person who owns (or is an affiliate or associate of the corporation and, within the prior three years, did own) 15% or more of the corporation’s voting stock.
In addition, our certificate of incorporation and bylaws include a number of provisions that may deter or impede hostile takeovers or changes of control or management. These provisions include the following:
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the authority of our board of directors to issue up to 5,000,000 shares of serial preferred stock and to determine the price, rights, preferences and privileges of such preferred stock without stockholder approval; and

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cumulative voting is not allowed in the election of the Company’s directors.

These provisions of Delaware law and our certificate of incorporation and bylaws could prohibit or delay mergers or other takeovers or changes of control of the Company and may discourage attempts by other companies to acquire us, even if such a transaction would be beneficial to the Company’s stockholders.

Plan of Distribution
We have entered into an equity sales agreement, dated May 28, 2021, with William Blair & Company, L.L.C. (“William Blair”) under which we may issue and sell from time to time shares of our common stock having an aggregate offering price of up to $50,000,000 through William Blair. This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. This summary is qualified in its entirety by reference to the sales agreement, which has been filed with the SEC.
Upon delivery of a placement notice, and subject to our instructions in such placement notice and the terms and conditions of the sales agreement, William Blair may sell our common stock by any method that is deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act. We may instruct William Blair not to sell our common stock if the sales cannot be effected at or above the price designated by us from time to time.
We will pay William Blair, in cash, upon each sale of our common stock pursuant to the sales agreement, a commission in an amount equal to 3.0% of the aggregate gross proceeds from such sale. Because there is no minimum offering amount required as a condition to this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to William Blair under the terms of the sales agreement, will be approximately $150,000.
Settlement for sales of common stock will occur on the second business day that is also a trading day following the date on which any sales are made, or on some other date that is agreed upon by us and William Blair in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement. Sales of our common stock as contemplated this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and William Blair may agree upon.
William Blair will act as sales agent using commercially reasonable efforts, consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of The Nasdaq Capital Market. In connection with the sales of the common stock on our behalf, William Blair will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to William Blair will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to William Blair against certain liabilities, including liabilities under the Securities Act.
The offering of our common stock pursuant to the sales agreement will terminate as permitted therein. We or William Blair may terminate the sales agreement at any time upon five days’ prior notice.
William Blair and its affiliates have provided, and may in the future provide, various investment banking, commercial banking and other financial services for us and our affiliates, for which services they have received, and may in the future receive, customary fees. To the extent required by Regulation M, William Blair will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement.
This prospectus supplement in electronic format may be made available on a website maintained by William Blair, and William Blair may distribute this prospectus supplement electronically.

Legal Matters
Certain legal matters in connection with this offering will be passed upon by Snell & Wilmer L.L.P., Phoenix, Arizona. Certain legal matters in connection with this offering will be passed upon for William Blair by Latham & Watkins LLP, Chicago, Illinois.
Experts
The consolidated financial statements of the Company appearing in the Company’s Annual Report (Form 10-K) for the year ended December 31, 2020 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
Where You Can Find More Information
We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities we are offering under this prospectus supplement. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus supplement, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including the Company. The SEC’s website can be found at http://www.sec.gov.
Information on any Company website, any subsection, page or other subdivision of any Company website or any website linked to by content on any Company website is not part of this prospectus, and you should not rely on that information unless that information is also in this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein.

Important Information Incorporated by Reference
The SEC allows us to incorporate by reference into this prospectus supplement the information contained in other documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any statement contained in any document incorporated or deemed to be incorporated by reference into this prospectus supplement shall be deemed to be modified or superseded, for purposes of this prospectus supplement, to the extent that a statement contained in or omitted from this prospectus supplement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference into this prospectus supplement, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below, which have been filed by us and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) until the offering is completed:
(a)
our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 2, 2021;

(b)
the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2020 from our definitive proxy statement relating to our 2021 annual meeting of shareholders, filed with the SEC on April 5, 2021;

(c)
our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on May 7, 2021;

(d)
our Current Reports on Form 8-K filed with the SEC on February 23, 2021 (only with respect to the information provided therein under Item 8.01), March 19, 2021, April 14, 2021, May 13, 2021 and May 25, 2021; and

(e)
the description of our common stock set forth in the Registration Statement on Form 8-A filed with the SEC on December 26, 2012 (File No. 001-31822), including any amendments or reports filed for the purpose of updating such description.

Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom a copy of the prospectus is delivered a copy of the documents incorporated by reference into this prospectus supplement (other than exhibits to such documents unless such exhibits are specifically incorporated by reference herein). You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:
Accelerate Diagnostics, Inc.
3950 South Country Club, Suite 470
Tucson, Arizona 85714
(520) 365-3100
Attn: Corporate Secretary

PROSPECTUS
$150,000,000
Common Stock
Preferred Stock
Debt Securities
Warrants
Subscription Rights
Units
Accelerate Diagnostics, Inc., a Delaware corporation (“us”, “we”, “our”, “Accelerate” or the “Company”), may offer and sell from time to time, in one or more series or issuances and on terms that Accelerate will determine at the time of the offering, any combination of the securities described in this prospectus, up to an aggregate amount of $150,000,000.
This prospectus may not be used to sell securities unless accompanied by a prospectus supplement, which will describe the method and the terms of the offering. We will provide you with specific amount, price and terms of the applicable offered securities in one or more supplements to this prospectus. You should carefully read this prospectus and the applicable prospectus supplement, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus, before you purchase any of the securities offered hereby.
These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any over-allotment options held by them will be described in the applicable prospectus supplement. See “Plan of Distribution.”
Our common stock is listed on The Nasdaq Capital Market under the symbol “AXDX.” On January 26, 2021, the closing price of our common stock on The Nasdaq Capital Market was $12.00 per share. We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our common stock on any securities exchange.
INVESTING IN OUR SECURITIES INVOLVES SIGNIFICANT RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 2 OF THIS PROSPECTUS AND IN THE APPLICABLE PROSPECTUS SUPPLEMENT BEFORE INVESTING IN ANY SECURITIES.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The date of this prospectus is February 4, 2021.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf process, we may, from time to time, offer or sell any combination of the securities described in this prospectus in one or more offerings up to a total amount of $150,000,000.
This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in the prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement.
The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the securities offered; the initial public offering price; the price paid for the securities; net proceeds; and the other specific terms related to the offering of the securities.
You should only rely on the information contained or incorporated by reference in this prospectus and any prospectus supplement or issuer free writing prospectus relating to a particular offering. No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related issuer free writing prospectus in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement nor any related issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.
You should read the entire prospectus and any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related issuer free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any issuer free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or issuer free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or issuer free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.
In this prospectus, unless the context indicates otherwise, the terms “Company,” “Accelerate,” “we,” “us,” and “our” refer to Accelerate Diagnostics, Inc., a Delaware corporation.

OUR COMPANY
Accelerate Diagnostics, Inc. is a corporation organized under the laws of the State of Delaware. We are an in vitro diagnostics company dedicated to providing solutions that improve patient outcomes and lower healthcare costs through the rapid diagnosis of serious infections. Microbiology laboratories are in need of new tools to address what the U.S. Centers for Disease Control and Prevention calls one of the most serious healthcare threats of our time, antibiotic resistance. A significant contributing factor to the rise of resistance is the overuse and misuse of antibiotics, which is exacerbated by a lack of timely diagnostic results. The delay of identification and antibiotic susceptibility results is often due to the reliance by microbiology laboratories on traditional culture-based tests that often take two to three days to complete. Our technology platform is built to address these challenges by delivering significantly faster testing of infectious pathogens in various patient sample types.
Our common stock is listed on The Nasdaq Capital Market under the symbol “AXDX.” Our principal executive offices are located at 3950 South Country Club Road, Suite 470, Tucson, Arizona 85714, and our telephone number is (520) 365-3100. Our website address is www.acceleratediagnostics.com. None of the information contained on, or that may be accessed through, our website is a prospectus or constitutes part of, or is otherwise incorporated into, this prospectus.
RISK FACTORS
An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, each of which is incorporated by reference herein, as updated by annual, quarterly and other reports and the documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein and in any applicable prospectus supplement. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

FORWARD-LOOKING STATEMENTS
This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934. The words “anticipate,” “expect,” “believe,” “goal,” “plan,” “intend,” “estimate,” “may,” “will,” and similar expressions and variations thereof are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. These forward-looking statements include, but are not limited to, statements about the plans and objectives of management for future operations, including plans and objectives relating to the products and future performance of the Company; projections of our future financial performance and demand for our products; the anticipated impacts from the COVID-19 pandemic on the Company, including to our business, results of operations, cash flows and financial position, as well as our future responses to the COVID-19 pandemic; and our plans or expectations relating to our agreement with BioCheck, Inc. In addition, all statements other than statements of historical facts that address activities, events, or developments the Company expects, believes, or anticipates will or may occur in the future, and other such matters, are forward-looking statements. Those statements appear in this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly in the sections entitled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q.
You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors, including the duration and severity of the COVID-19 pandemic and its ultimate effect on our business, results of operations, cash flows and financial position, as well as our ability (or inability) to execute on our plans to respond to the COVID-19 pandemic. Other important factors that could cause our actual results to differ materially from those in our forward-looking statements include those discussed in our reports filed with the SEC, including but not limited to, the risks discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 and in the Company’s subsequent filings with the SEC. These forward-looking statements are also based on assumptions that the Company will retain key management personnel, the Company will be successful in the commercialization of the Accelerate Pheno system, the Company will obtain sufficient capital to commercialize the Accelerate Pheno system and continue development of complementary products, the Company will be able to protect its intellectual property, the Company’s ability to respond to technological change, the Company will accurately anticipate market demand for the Company’s products and there will be no material adverse change in the Company’s operations or business. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the Company. Although the Company believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance that the results contemplated in forward-looking statements will be realized.
Any forward-looking statements made by us speak only as of the date on which they are made. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

USE OF PROCEEDS
Unless otherwise indicated in the prospectus supplement, we will use the net proceeds from the sale of securities offered by this prospectus for general corporate purposes, which may include working capital, the repayment of debt obligations, other capital expenditures, research and development expenditures and/or acquisitions of new technologies or businesses. The timing and amount of our actual expenditures will be based on many factors; therefore, unless otherwise indicated in the prospectus supplement, our management will have broad discretion to allocate the net proceeds of the offerings. The specific allocations of the proceeds we receive from the sale of our securities will be described in the applicable prospectus supplement.

DESCRIPTION OF OUR CAPITAL STOCK
The following information describes our common stock and preferred stock, as well as provisions of our certificate of incorporation and bylaws. This description is only a summary. You should also refer to our certificate of incorporation and bylaws, both as filed with the SEC as exhibits to our registration statement, of which this prospectus forms a part.
General
Our authorized capital stock consists of 90,000,000 shares with a par value of $0.001 per share, of which 85,000,000 shares are designated as common stock and 5,000,000 shares are designated as preferred stock. As of January 25, 2021, there were 59,469,428 shares of our common stock issued and outstanding. No shares of preferred stock were issued or outstanding as of January 25, 2021.
The following is a summary of the material provisions of our common stock and preferred stock provided for in our certificate of incorporation and bylaws. For more detailed information about our capital stock, please see our certificate of incorporation and bylaws.
Common Stock
The holders of our common stock are entitled to one vote per share on all matters to be voted on by the stockholders. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefor. If we liquidate, dissolve or wind up, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive, conversion or subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable.
Our common stock is listed on The Nasdaq Capital Market under the symbol “AXDX.” The transfer agent for our common stock is Broadridge Corporate Issuer Solutions, Inc. Its address is 1717 Arch Street, Suite 1300, Philadelphia, Pennsylvania 19103, and its telephone number is (800) 733-1121.
Preferred Stock
The following description of preferred stock and the description of the terms of any particular series of preferred stock that we choose to issue hereunder and that will be set forth in the related prospectus supplement are not complete. These descriptions are qualified in their entirety by reference to our articles of incorporation and any amendments thereto relating to any series of preferred stock. The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of amendment to the certificate of incorporation relating to that series. The prospectus supplement also will contain a description of certain United States federal income tax consequences relating to the purchase and ownership of the series of preferred stock that is described in the prospectus supplement.
Under the terms of our certificate of incorporation, our board of directors has the authority, without further action by the stockholders, to issue from time to time the preferred stock in one or more series, to fix the number of shares constituting such series and the designation of such series, the voting powers, if any, of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series.
The prospectus supplement for a series of preferred stock will specify:
•
the maximum number of shares;

•
the designation of the shares;

•
the annual dividend rate, if any, whether the dividend rate is fixed or variable, the date or dates on which dividends will accrue, the dividend payment dates, and whether dividends will be cumulative;

•
the price and the terms and conditions for redemption, if any, including redemption at our option or at the option of the holders, including the time period for redemption, and any accumulated dividends or premiums;

•
the liquidation preference, if any, and any accumulated dividends upon the liquidation, dissolution or winding up of our affairs;

•
any sinking fund or similar provision, and, if so, the terms and provisions relating to the purpose and operation of the fund;

•
the terms and conditions, if any, for conversion or exchange of shares of any other class or classes of our capital stock or any series of any other class or classes, or of any other series of the same class, or any other securities or assets, including the price or the rate of conversion or exchange and the method, if any, of adjustment;

•
the voting rights; and

•
any or all other preferences and relative, participating, optional or other special rights, privileges or qualifications, limitations or restrictions.

The issuance of preferred stock will affect, and may adversely affect, the rights of holders of common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of common stock until our board of directors determines the specific rights attached to that preferred stock. The effects of issuing preferred stock could include one or more of the following:
•
restricting dividends on the common stock;

•
diluting the voting power of the common stock;

•
impairing the liquidation rights of the common stock; or

•
delaying or preventing changes in control or management of our company.

We have no present plans to issue any shares of preferred stock nor are any shares of our preferred stock presently outstanding. Preferred stock will be fully paid and nonassessable upon issuance.
Anti-Takeover Effects of Delaware Law and Certificate of Incorporation and Bylaws
The Company is subject to the Delaware anti-takeover laws regulating corporate takeovers, including Section 203 of the Delaware General Corporation Law (“DGCL”). In general, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in any business combinations with any interested stockholder for a period of three years following the time that such person became an interested stockholder, unless (1) the business combination or the transaction which resulted in the stockholder becoming an interested stockholder is approved by the Board of Directors prior to the time the interested stockholder obtained such status; (2) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding shares owned by directors who are also officers of the corporation and shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (3) at or subsequent to such time the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.
A “business combination” is defined to include mergers, asset sales, and other transactions resulting in financial benefit to an “interested stockholder.” In general, an “interested stockholder” is a person who owns (or is an affiliate or associate of the corporation and, within the prior three years, did own) 15% or more of the corporation’s voting stock.
In addition, our certificate of incorporation and bylaws include a number of provisions that may deter or impede hostile takeovers or changes of control or management. These provisions include the following:

•
the authority of our board of directors to issue up to 5,000,000 shares of serial preferred stock and to determine the price, rights, preferences and privileges of such preferred stock without stockholder approval; and

•
cumulative voting is not allowed in the election of the Company’s directors.

These provisions of Delaware law and our certificate of incorporation and bylaws could prohibit or delay mergers or other takeovers or changes of control of the Company and may discourage attempts by other companies to acquire us, even if such a transaction would be beneficial to the Company’s stockholders.

DESCRIPTION OF THE DEBT SECURITIES
The debt securities may be either secured or unsecured and will either be our senior debt securities or our subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and a trustee to be specified in an accompanying prospectus supplement. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. Together, the senior indenture and the subordinated indenture are called indentures in this description. This prospectus, together with the applicable prospectus supplement, will describe the terms of a particular series of debt securities.
The following is a summary of selected provisions and definitions of the indentures and debt securities to which any prospectus supplement may relate. The summary of selected provisions of the indentures and the debt securities appearing below is not complete and is subject to, and qualified entirely by reference to, all of the provisions of the applicable indenture and certificates evidencing the applicable debt securities. For additional information, you should look at the applicable indenture and the certificate evidencing the applicable debt security that is filed as an exhibit to the registration statement that includes the prospectus or that will be filed on a Current Report on Form 8-K relating to the applicable offering. Other specific terms of the applicable indenture and debt securities will be described in the applicable prospectus supplement. If any particular terms of the indenture or debt securities described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement.
General
Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series.
We are not limited as to the amount of debt securities we may issue under the indentures. Unless otherwise provided in a prospectus supplement, a series of debt securities may be reopened to issue additional debt securities of such series.
The prospectus supplement relating to a particular series of debt securities will set forth:
•
whether the debt securities are senior or subordinated;

•
the offering price;

•
the title;

•
any limit on the aggregate principal amount;

•
the person who shall be entitled to receive interest, if other than the record holder on the record date;

•
the date or dates the principal will be payable;

•
the interest rate or rates, which may be fixed or variable, if any, the date from which interest will accrue, the interest payment dates and the regular record dates, or the method for calculating the dates and rates;

•
the place where payments may be made;

•
any mandatory or optional redemption provisions or sinking fund provisions and any applicable redemption or purchase prices associated with these provisions;

•
if issued other than in denominations of U.S. $1,000 or any multiple of U.S. $1,000, the denominations in which the debt securities shall be issuable;

•
if applicable, the method for determining how the principal, premium, if any, or interest will be calculated by reference to an index or formula;

•
if other than U.S. currency, the currency or currency units in which principal, premium, if any, or interest will be payable and whether we or a holder may elect payment to be made in a different currency;

•
the portion of the principal amount that will be payable upon acceleration of maturity, if other than the entire principal amount;

•
if the principal amount payable at stated maturity will not be determinable as of any date prior to stated maturity, the amount or method for determining the amount which will be deemed to be the principal amount;

•
if applicable, whether the debt securities shall be subject to the defeasance provisions described below under “— Satisfaction and Discharge; Defeasance” or such other defeasance provisions specified in the applicable prospectus supplement for the debt securities;

•
any conversion or exchange provisions;

•
whether the debt securities will be issuable in the form of a global security;

•
any subordination provisions applicable to the subordinated debt securities if different from those described below under “— Subordinated Debt Securities”;

•
any paying agents, authenticating agents, security registrars or other agents for the debt securities, if other than the trustee;

•
any provisions relating to any security provided for the debt securities, including any provisions regarding the circumstances under which collateral may be released or substituted;

•
any deletions of, or changes or additions to, the events of default, acceleration provisions or covenants;

•
any provisions relating to guaranties for the securities and any circumstances under which there may be additional obligors; and

•
any other specific terms of such debt securities.

Unless otherwise specified in the prospectus supplement, the debt securities will be registered debt securities. Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at time of issuance is below market rates. The U.S. federal income tax considerations applicable to debt securities sold at a discount will be described in the applicable prospectus supplement.
Exchange and Transfer
Debt securities may be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by us.
We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.
In the event of any partial redemption of debt securities of any series, we will not be required to:
•
issue, register the transfer of, or exchange, any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing; or

•
register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

Initially, we will appoint the trustee as the security registrar. Any transfer agent, in addition to the security registrar initially designated by us, will be named in the prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.
Global Securities
The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

•
be registered in the name of a depositary, or its nominee, that we will identify in a prospectus supplement;

•
be deposited with the depositary or nominee or custodian; and

•
bear any required legends.

No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:
•
the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary;

•
an event of default is continuing with respect to the debt securities of the applicable series; or

•
any other circumstance described in a prospectus supplement has occurred permitting or requiring the issuance of any such security.

As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indentures. Except in the above limited circumstances, owners of beneficial interests in a global security will not be:
•
entitled to have the debt securities registered in their names;

•
entitled to physical delivery of certificated debt securities; or

•
considered to be holders of those debt securities under the indenture.

Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.
Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants.
Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or any participant, with respect to interests of persons held by participants on their behalf.
Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary. The depositary policies and procedures may change from time to time. Neither any trustee nor we will have any responsibility or liability for the depositary’s or any participant’s records with respect to beneficial interests in a global security.
Payment and Paying Agents
Unless otherwise indicated in a prospectus supplement, the provisions described in this paragraph will apply to the debt securities. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder. The trustee will be designated as our initial paying agent.
We may also name any other paying agents in a prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for payment on any debt security that remain unclaimed for a period ending the earlier of:
•
10 business days prior to the date the money would be turned over to the applicable state; or

•
at the end of two years after such payment was due,

will be repaid to us thereafter. The holder may look only to us for such payment.
No Protection in the Event of a Change of Control
Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change of control or in the event of a highly leveraged transaction, whether or not such transaction results in a change of control.
Covenants
Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any financial or restrictive covenants.
Consolidation, Merger and Sale of Assets
Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, we may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to, any entity, unless:
•
the successor entity, if any, is a corporation, limited liability company, partnership, trust or other business entity existing under the laws of the United States, any State within the United States or the District of Columbia;

•
the successor entity assumes our obligations on the debt securities and under the indentures;

•
immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

•
certain other conditions specified in the indenture are met.

Events of Default
Unless we indicate otherwise in a prospectus supplement, the following will be events of default for any series of debt securities under the indentures:
(1)
we fail to pay principal of or any premium on any debt security of that series when due;

(2)
we fail to pay any interest on any debt security of that series for 30 days after it becomes due;

(3)
we fail to deposit any sinking fund payment when due;

(4)
we fail to perform any other covenant in the indenture and such failure continues for 90 days after we are given the notice required in the indentures; and

(5)
certain events including our bankruptcy, insolvency or reorganization.

Additional or different events of default applicable to a series of debt securities may be described in a prospectus supplement. An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.
The trustee may withhold notice to the holders of any default, except defaults in the payment of principal, premium, if any, interest, any sinking fund installment on, or with respect to any conversion right of, the debt securities of such series. However, the trustee must consider it to be in the interest of the holders of the debt securities of such series to withhold this notice.

Unless we indicate otherwise in a prospectus supplement, if an event of default, other than an event of default described in clause (5) above, shall occur and be continuing with respect to any series of debt securities, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding securities of that series may declare the principal amount and premium, if any, of the debt securities of that series, or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest, if any, thereon, to be due and payable immediately.
If an event of default described in clause (5) above shall occur, the principal amount and premium, if any, of all the debt securities of that series, or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest, if any, thereon, will automatically become immediately due and payable. Any payment by us on the subordinated debt securities following any such acceleration will be subject to the subordination provisions described below under “— Subordinated Debt Securities.”
After acceleration, the holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or other specified amounts or interest, have been cured or waived.
Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee reasonable indemnity. Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.
A holder of debt securities of any series will not have any right to institute any proceeding under the indentures, or for the appointment of a receiver or a trustee, or for any other remedy under the indentures, unless:
(1)
the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series;

(2)
the holders of at least a majority in aggregate principal amount of the outstanding debt securities of that series have made a written request and have offered reasonable indemnity to the trustee to institute the proceeding; and

(3)
the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 60 days after the original request.

Holders may, however, sue to enforce the payment of principal, premium or interest on any debt security on or after the due date or to enforce the right, if any, to convert any debt security (if the debt security is convertible) without following the procedures listed in (1) through (3) above.
We will furnish the trustee an annual statement by our officers as to whether or not we are in default in the performance of the conditions and covenants under the indenture and, if so, specifying all known defaults.
Modification and Waiver
Unless we indicate otherwise in a prospectus supplement, the applicable trustee and we may make modifications and amendments to an indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding securities of each series affected by the modification or amendment.
We may also make modifications and amendments to the indentures for the benefit of holders without their consent, for certain purposes including, but not limited to:
•
providing for our successor to assume the covenants under the indenture;

•
adding covenants or events of default;

•
making certain changes to facilitate the issuance of the securities;

•
securing the securities;

•
providing for a successor trustee or additional trustees;

•
curing any ambiguities or inconsistencies;

•
providing for guaranties of, or additional obligors on, the securities;

•
permitting or facilitating the defeasance and discharge of the securities; and

•
other changes specified in the indenture.

However, neither the trustee nor we may make any modification or amendment without the consent of the holder of each outstanding security of that series affected by the modification or amendment if such modification or amendment would:
•
change the stated maturity of any debt security;

•
reduce the principal, premium, if any, or interest on any debt security or any amount payable upon redemption or repurchase, whether at our option or the option of any holder, or reduce the amount of any sinking fund payments;

•
reduce the principal of an original issue discount security or any other debt security payable on acceleration of maturity;

•
change the place of payment or the currency in which any debt security is payable;

•
impair the right to enforce any payment after the stated maturity or redemption date;

•
if subordinated debt securities, modify the subordination provisions in a materially adverse manner to the holders;

•
adversely affect the right to convert any debt security if the debt security is a convertible debt security; or

•
change the provisions in the indenture that relate to modifying or amending the indenture.

Satisfaction and Discharge; Defeasance
We may be discharged from our obligations on the debt securities, subject to limited exceptions, of any series that have matured or will mature or be redeemed within one year if we deposit enough money with the trustee to pay all of the principal, interest and any premium due to the stated maturity date or redemption date of the debt securities.
Each indenture contains a provision that permits us to elect either or both of the following:
•
We may elect to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding. If we make this election, the holders of the debt securities of the series will not be entitled to the benefits of the indenture, except for the rights of holders to receive payments on debt securities or the registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

•
We may elect to be released from our obligations under some or all of any financial or restrictive covenants applicable to the series of debt securities to which the election relates and from the consequences of an event of default resulting from a breach of those covenants.

To make either of the above elections, we must irrevocably deposit in trust with the trustee enough money to pay in full the principal, interest and premium on the debt securities. This amount may be made in cash and/or U.S. government obligations or, in the case of debt securities denominated in a currency other than U.S. dollars, cash in the currency in which such series of securities is denominated and/or foreign government obligations. As a condition to either of the above elections, for debt securities denominated in U.S. dollars we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the action.

“Foreign government obligations” means, with respect to debt securities of any series that are denominated in a currency other than United States dollars:
•
direct obligations of the government that issued or caused to be issued the currency in which such securities are denominated and for the payment of which obligations its full faith and credit is pledged, or, with respect to debt securities of any series which are denominated in euros, direct obligations of certain members of the European Union for the payment of which obligations the full faith and credit of such members is pledged, which in each case are not callable or redeemable at the option of the issuer thereof;

•
obligations of a person controlled or supervised by or acting as an agency or instrumentality of a government described in the bullet above the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by such government, which are not callable or redeemable at the option of the issuer thereof; or

•
any depository receipt issued by a bank as custodian with respect to any obligation specified in the first two bullet points and held by such bank for the account of the holder of such depositary receipt, or with respect to any such obligation which is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the obligation or the specific payment of principal or interest evidenced by such depositary receipt.

Notices
Notices to holders will be given by mail to the addresses of the holders in the security register.
Governing Law
The indentures and the debt securities will be governed by, and construed under, the laws of the State of New York.
No Personal Liability of Directors, Officers, Employees and Stockholders
No incorporator, stockholder, employee, agent, officer, director or subsidiary of ours will have any liability for any obligations of ours, or because of the creation of any indebtedness under the debt securities, the indentures or supplemental indentures. The indentures provide that all such liability is expressly waived and released as a condition of, and as a consideration for, the execution of such indentures and the issuance of the debt securities.
Regarding the Trustee
The indentures limit the right of the trustee, should it become our creditor, to obtain payment of claims or secure its claims.
The trustee is permitted to engage in certain other transactions with us. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which it is trustee, the trustee must eliminate the conflict or resign.
The accompanying prospectus supplement will specify the trustee for the particular series of debt securities to be issued under the indentures.
Subordinated Debt Securities
The following provisions will be applicable with respect to each series of subordinated debt securities, unless otherwise stated in the prospectus supplement relating to that series of subordinated debt securities.
The indebtedness evidenced by the subordinated debt securities of any series is subordinated, to the extent provided in the subordinated indenture and the applicable prospectus supplement, to the prior payment in full, of all senior debt, including any senior debt securities, in cash or other payment satisfactory to the holders of senior debt.

Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, whether voluntary or involuntary, marshalling of assets, assignment for the benefit of creditors, or in bankruptcy, insolvency, receivership or other similar proceedings, payments on the subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash or other payment satisfactory to holders of senior debt of all senior debt.
In the event of any acceleration of the subordinated debt securities of any series because of an event of default with respect to the subordinated debt securities of that series, holders of any senior debt would be entitled to payment in full in cash or other payment satisfactory to holders of senior debt of all senior debt before the holders of subordinated debt securities are entitled to receive any payment or distribution.
In addition, the subordinated debt securities will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries, including trade payables and lease obligations. This occurs because our right to receive any assets of our subsidiaries upon their liquidation or reorganization, and your right to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors, except to the extent that we are recognized as a creditor of such subsidiary. If we are recognized as a creditor of that subsidiary, our claims would still be subordinate to any security interest in the assets of the subsidiary and any indebtedness of the subsidiary senior to us.
We are required to promptly notify holders of senior debt or their representatives under the subordinated indenture if payment of the subordinated debt securities is accelerated because of an event of default.
Under the subordinated indenture, we may also not make payment on the subordinated debt securities if:
•
a default in our obligations to pay principal, premium, if any, interest or other amounts on our senior debt occurs and the default continues beyond any applicable grace period, which we refer to as a payment default; or

•
any other default occurs and is continuing with respect to designated senior debt that permits holders of designated senior debt to accelerate its maturity, and the trustee receives a payment blockage notice from us or some other person permitted to give the notice under the subordinated indenture, which we refer to as a non-payment default.

We may and shall resume payments on the subordinated debt securities:
•
in case of a payment default, when the default is cured or waived or ceases to exist; and

•
in case of a nonpayment default, the earlier of when the default is cured or waived or ceases to exist or 179 days after the receipt of the payment blockage notice.

No new payment blockage period may start on the basis of a nonpayment default unless 365 days have elapsed from the effectiveness of the immediately prior payment blockage notice. No nonpayment default that existed or was continuing on the date of delivery of any payment blockage notice to the trustee shall be the basis for a subsequent payment blockage notice.
As a result of these subordination provisions, in the event of our bankruptcy, dissolution or reorganization, holders of senior debt may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors. The subordination provisions will not prevent the occurrence of any event of default under the subordinated indenture.
The subordination provisions will not apply to payments from money or government obligations held in trust by the trustee for the payment of principal, interest and premium, if any, on subordinated debt securities pursuant to the provisions described under “— Satisfaction and Discharge; Defeasance,” if the subordination provisions were not violated at the time the money or government obligations were deposited into trust.
If the trustee or any holder receives any payment that should not have been made to them in contravention of subordination provisions before all senior debt is paid in full in cash or other payment satisfactory to holders of senior debt, then such payment will be held in trust for the holders of senior debt.
Senior debt securities will constitute senior debt under the subordinated indenture.

Additional or different subordination provisions may be described in a prospectus supplement relating to a particular series of debt securities.
Definitions
“Designated senior debt” means our obligations under any particular senior debt in which the instrument creating or evidencing the same or the assumption or guarantee thereof, or related agreements or documents to which we are a party, expressly provides that such indebtedness shall be designated senior debt for purposes of the subordinated indenture. The instrument, agreement or other document evidencing any designated senior debt may place limitations and conditions on the right of such senior debt to exercise the rights of designated senior debt.
“Indebtedness” means the following, whether absolute or contingent, secured or unsecured, due or to become due, outstanding on the date of the indenture for such series of securities or thereafter created, incurred or assumed:
•
our indebtedness evidenced by a credit or loan agreement, note, bond, debenture or other written obligation;

•
all of our obligations for money borrowed;

•
all of our obligations evidenced by a note or similar instrument given in connection with the acquisition of any businesses, properties or assets of any kind;

•
our obligations:

•
as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles, or

•
as lessee under other leases for facilities, capital equipment or related assets, whether or not capitalized, entered into or leased for financing purposes;

•
all of our obligations under interest rate and currency swaps, caps, floors, collars, hedge agreements, forward contracts or similar agreements or arrangements;

•
all of our obligations with respect to letters of credit, bankers’ acceptances and similar facilities, including reimbursement obligations with respect to the foregoing;

•
all of our obligations issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business;

•
all obligations of the type referred to in the above clauses of another person and all dividends of another person, the payment of which, in either case, we have assumed or guaranteed, of for which we are responsible or liable, directly or indirectly, jointly or severally, as obligor, guarantor or otherwise, or which are secured by a lien on our property; and

•
renewals, extensions, modifications, replacements, restatements and refundings of, or any indebtedness or obligation issued in exchange for, any such indebtedness or obligation described in the above clauses of this definition.

“Senior debt” means the principal of, premium, if any, and interest, including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding, on, and all fees and other amounts payable in connection with, our indebtedness. Senior debt shall not include:
•
any debt or obligation if its terms or the terms of the instrument under which or pursuant to which it is issued expressly provide it shall not be senior in right of payment to the subordinated debt securities or expressly provide that such indebtedness is on the same basis or “junior” to the subordinated debt securities; or

•
debt to any of our subsidiaries, a majority of the voting stock of which is owned, directly or indirectly, by us.

“Subsidiary” means an entity more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by us or by one or more or our other subsidiaries or by a combination of us and our other subsidiaries. For purposes of this definition, “voting stock” means stock or other similar interests to us which ordinarily has or have voting power for the election of directors, or persons performing similar functions, whether at all times or only so long as no senior class of stock or other interests has or have such voting power by reason of any contingency.

DESCRIPTION OF THE WARRANTS
We may issue warrants for the purchase of common stock, preferred stock or debt securities or any combination thereof. Warrants may be issued independently or together with common stock, preferred stock or debt securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement. This summary of some provisions of the warrants is not complete. You should refer to the warrant agreement relating to the specific warrants being offered for the complete terms of the warrants.
The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:
•
the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

•
the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

•
the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

•
the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•
United States Federal income tax consequences applicable to the warrants;

•
provision for changes to or adjustments in the exercise price; and

•
any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled to:
•
vote, consent or receive dividends;

•
receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•
exercise any rights as stockholders of Accelerate Diagnostics, Inc.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations. Debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon exercise and will not be entitled to payment of principal or any premium, if any, or interest on the debt securities purchasable upon exercise.

DESCRIPTION OF THE SUBSCRIPTION RIGHTS
We may issue to the holders of our securities on a pro rata basis for no consideration, subscription rights to purchase shares of our common stock or preferred stock. These subscription rights may or may not be transferable by stockholders. The following is a general description of certain terms and provisions of any subscription rights. While the terms summarized below will apply generally to any subscription rights that we may offer, the applicable prospectus supplement will describe the specific terms of any offering of our common or preferred stock through the issuance of subscription rights, including the terms of the subscription rights offering, the terms, procedures and limitations relating to the exchange and exercise of the subscription rights and, if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of common or preferred stock through the issuance of subscription rights. The terms offered under that prospectus supplement may differ from the terms described below. To the extent that any particular terms of the subscription rights described in a prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed to have been superseded by that prospectus supplement. Specific subscription agreements will contain additional important terms and provisions and will be incorporated by reference.
General
The subscription rights may be issued under a subscription agreement independently or together with any other securities offered by a prospectus supplement. If subscription rights are offered, we will enter into a subscription agreement, which we will file as an exhibit to, or incorporate by reference in, the registration statement of which this prospectus forms a part. The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following: the exercise price, if any; the date of determining the security holders entitled to the subscription rights; the subscription agent; the aggregate number of shares of common or preferred stock purchasable upon exercise of the subscription rights; the aggregate number of subscription rights issued; the extent, if any, to which subscription rights are transferable; the date on which the right to exercise the subscription rights will commence, and the date on which the right to exercise the subscription rights will expire; the method by which holders of subscription rights will be entitled to exercise; the conditions to the completion of the offering, if any; the withdrawal, termination and cancellation rights, if any; any applicable federal income tax considerations the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed subscription rights; if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights; and any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.
Each subscription right will entitle the holder of rights to purchase for cash the principal amount of common or preferred stock at the exercise price provided in the applicable prospectus supplement. Subscription rights may be exercised at any time up to the close of business on the expiration date for the subscription rights provided in the applicable prospectus supplement.
Exercise of Rights
Holders may exercise subscription rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the common or preferred stock, as applicable, purchasable upon exercise of the subscription rights. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

DESCRIPTION OF THE UNITS
We may issue units composed of one or more of the other classes of securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The units may be issued under unit agreements to be entered into between us and a unit agent, as detailed in the prospectus supplement relating to the units being offered. The prospectus supplement will describe:
•
the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•
a description of the terms of any unit agreement governing the units;

•
a description of the provisions for the payment, settlement, transfer or exchange of the units;

•
a discussion of material federal income tax considerations, if applicable; and

•
whether the units if issued as a separate security will be issued in fully registered or global form.

The descriptions of the units in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define your rights as holders of the units. For more information, please review the forms of the relevant agreements, which will be filed with the SEC promptly after the offering of units and will be available as described under the heading “Where You Can Find More Information.”

PLAN OF DISTRIBUTION
We may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:
•
the terms of the offering;

•
the names of any underwriters or agents;

•
the name or names of any managing underwriter or underwriters;

•
the purchase price of the securities;

•
the net proceeds from the sale of the securities;

•
any delayed delivery arrangements;

•
any underwriting discounts, commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•
any initial public offering price;

•
any discounts or concessions allowed or reallowed or paid to dealers; and

•
any commissions paid to agents.

We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4). Any at-the-market offering will be through an underwriter or underwriters acting as principal or agent for us.
Sale Through Underwriters or Dealers
If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.
Direct Sales and Sales Through Agents
We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts
If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.
Market Making, Stabilization and Other Transactions
Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.
Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.
Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.
Derivative Transactions and Hedging
We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.
Electronic Auctions
We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you will want to pay particular attention to the description of that system we will provide in a prospectus supplement.
Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. For example, in the case of debt security, the clearing spread could be indicated as a number of “basis points” above an index treasury note. Of course, many pricing methods can and may also be used.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.
General Information
Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.
The maximum consideration or discount to be received by any Financial Industry Regulatory Authority, or FINRA, member or independent broker dealer may not exceed 8.0% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS
Certain legal matters will be passed upon for us by Snell & Wilmer L.L.P., Phoenix, Arizona. Additional legal matters may be passed upon for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of Accelerate Diagnostics, Inc. appearing in our Annual Report (Form 10-K) for the year ended December 31, 2019 and the effectiveness of Accelerate Diagnostics, Inc.’s internal control over financial reporting as of December 31, 2019 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.
This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may obtain a copy of the registration statement through the SEC’s website, as provided above. The registration statement and the documents referred to below under “Information Incorporated by Reference” are also available on our Internet website, www.acceleratediagnostics.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents filed with the SEC (excluding those portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):
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our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on February 28, 2020;

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our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2020, June 30, 2020 and September 30, 2020, filed with the SEC on May 8, 2020, August 7, 2020 and November 6, 2020, respectively;

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our Current Reports on Form 8-K filed with the SEC on February 4, 2020, March 30, 2020, April 8, 2020, April 20, 2020, May 7, 2020 (other than with respect to Item 2.02 and Exhibit 99.1), May 14, 2020, June 26, 2020, July 6, 2020, August 18, 2020, September 21, 2020 and December 28, 2020, and Current Report on Form 8-K/A, filed with the SEC on February 4, 2020; and

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the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on December 26, 2012, including any amendment or report filed for the purpose of updating such description.

All reports and other documents that we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.
This prospectus as supplemented may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.
We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus, but not delivered with the prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. You should direct written requests to:
Accelerate Diagnostics, Inc.
3950 South Country Club Road, Suite 470
Tucson, Arizona 85714
Attention: Chief Financial Officer
Telephone: (520) 365-3100

$50,000,000
Common Stock

Prospectus Supplement
May 28, 2021

William Blair